Exhibit 99.1

Medidata Reports Record Third Quarter 2014 Revenues

  Record revenues of $86.0 million, a 21% year-over-year increase
  Record subscription revenue of $71.5 million, a 23% year-over-year increase
  Revises 2014 guidance

NEW YORK--(BUSINESS WIRE)--October 28, 2014--Medidata (NASDAQ: MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the third quarter of 2014 and revised its 2014 guidance.

“In the third quarter, our execution led to good revenue growth, profitability, cash flow and healthy margin expansion. We also continue to win market share. However, we didn’t achieve the revenue level we had targeted due to timing delays on deals in our pipeline. It’s important to keep this in context given all of the positive developments during the quarter and year to date,” said Tarek Sherif, Medidata's chairman and chief executive officer. “Our clinical cloud platform, which we enhanced with a strategic acquisition after the close of the quarter, is seeing strong interest as clients globally look to transform clinical development and drive more value from their R&D investments. Our sales pipeline remains at record levels and we are making good progress on opportunities that will contribute to our future growth.”

Third Quarter 2014 Results

  Total revenues for the third quarter of 2014 were $86.0 million, an increase of $15.1 million, or 21%, compared with $70.9 million in the third quarter of 2013. Subscription revenue was $71.5 million, an increase of 23% compared with the same period last year.
  GAAP operating income* for the quarter was $3.6 million, compared with $9.5 million in the third quarter of 2013. Non-GAAP operating income** for the third quarter of 2014 was $21.2 million, compared with $18.2 million a year ago.
  For the third quarter of 2014, GAAP results* include a pre-tax charge of $4.9 million associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs.
  GAAP net income* for the third quarter of 2014 was $0.2 million, or $0.00 per diluted share, compared with $5.3 million, or $0.10 per diluted share, in the third quarter of 2013. Adjusted non-GAAP net income** for the third quarter of 2014 was $11.1 million, or $0.20 per diluted share, compared with $10.7 million, or $0.20 per diluted share, in the third quarter of 2013. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Total cash, cash equivalents and marketable securities were $444.0 million at the end of the third quarter of 2014, an increase of $16.0 million, or 4%, compared with $428.0 million at the end of the third quarter of 2013.

  Cash flow from operations* was $22.5 million in the third quarter of 2014, compared with $20.4 million a year ago.

Additional Highlights

  Subsequent to the close of the third quarter, Medidata acquired Patient Profiles, LLC, an early-stage software company focused on clinical data analytics in clinical trials. The acquisition broadens Medidata’s current risk-based monitoring solution with centralized statistical monitoring capabilities. Risk-based monitoring is a key strategy for reducing trial expense while improving data quality, and is one of the highest growth areas both for Medidata and in the clinical trials industry. Current Patient Profiles revenue is not material.
  A recent Medidata analysis showed that 7 out of the top 10 best selling drugs in the United States in 2013 were developed using Medidata technology.
  Medidata’s customer base grew to 462, with 32 new clients added in the third quarter of 2014, an increase of 45% over the number of new clients added in the third quarter of 2013.
  56% of customers had committed to multiple products at the end of the third quarter of 2014, up from 47% at the end of the third quarter of 2013. Uptake of Medidata Rave, Coder and Balance was particularly strong.
  Partners continue to strengthen their ties to Medidata, with one of the top global CROs significantly increasing its commitment to Medidata, and an additional CRO joining the industry-leading Medidata Services program.
  Billings were $94 million in the third quarter of 2014, a 22% increase over the third quarter of 2013.
  Subscription backlog for the remainder of the year as of September 30, 2014 was $70.6 million, an increase of $11.1 million year over year. Remaining subscription backlog does not include revenues associated with intra-year renewals of $1 million.
  Medidata's overall revenue retention rate was nearly 100%.

"The third quarter marked our 9th consecutive quarter of year-over-year total revenue growth in excess of 20% and was within our long-term total revenue growth target of 20 to 25%,” said Cory Douglas, Medidata’s chief financial officer. “We remain focused on delivering a strong finish to the year and continue to make strategic investments according to plan while generating significant profitability and cash flow.”

Financial Outlook

For the full year 2014, the company now expects:

  Revenues to be near the mid-point of $335.0 and $340.0 million. This range represents between 21% and 23% year-over-year growth.
  Professional services revenues in the mid $50.0 million range.
  Non-GAAP operating income between $74.0 and $76.0 million. Based on current estimates, this would equate to GAAP operating income between $18.5 and $20.5 million.***
  Adjusted non-GAAP net income, which includes the tax affected adjustments primarily from stock-based compensation, non-cash interest expense associated with convertible senior notes, wire transaction loss and amortization at a 40% effective tax rate, between $38.0 and $39.5 million. Based on current estimates, this would equate to GAAP net income between $3.0 and $4.5 million.***

  While changes in the stock price could change the fully diluted share count, the company is assuming 55.2 million fully diluted shares.

***The current estimated GAAP equivalents to our non-GAAP outlook include the impact of a pre-tax charge of $4.9 million associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs at the end of the third quarter.

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, November 11, 2014, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 17067662. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud™ brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2013. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*For the third quarter of 2014, GAAP results and cash flow from operations include a pre-tax charge of $4.9 million associated with a previously announced international wire transfer fraud committed against the company and related investigation costs. For additional details, refer to our Current Report on Form 8-K filed on September 25, 2014.

**Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, and an adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, an adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Subscription	$71,547	$57,946	$204,305	$164,944
Professional services	14,449	13,000	41,554	37,330
Total revenues	85,996	70,946	245,859	202,274
Cost of revenues (1)(2)
Subscription	11,413	9,344	33,720	27,318
Professional services	9,582	7,918	29,048	23,993
Total cost of revenues	20,995	17,262	62,768	51,311
Gross profit	65,001	53,684	183,091	150,963
Operating costs and expenses:
Research and development (1)	17,677	13,130	52,777	37,140
Sales and marketing (1)(2)	21,004	15,445	62,161	46,187
General and administrative (1)	17,865	15,633	52,284	42,232
Wire transaction loss (3)	4,880	—	4,880	—
Total operating costs and expenses	61,426	44,208	172,102	125,559
Operating income	3,575	9,476	10,989	25,404
Interest and other income (expense):
Interest expense	(3,849)	(2,133)	(11,457)	(2,178)
Interest income	465	109	1,280	244
Other (expense) income, net	—	(226)	6	(82)
Total interest and other expense, net	(3,384)	(2,250)	(10,171)	(2,016)
Income before income taxes	191	7,226	818	23,388
Provision for income taxes	30	1,953	176	7,309
Net income	$161	$5,273	$642	$16,079
Earnings per share:
Basic (4)	$0.00	$0.10	$0.01	$0.32
Diluted (4)	$0.00	$0.10	$0.01	$0.30
Weighted average common shares outstanding:
Basic (4)	52,772	51,448	52,448	50,850
Diluted (4)	55,069	54,000	55,064	53,504
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,072	$665	$3,171	$1,990
Research and development	988	454	2,717	1,539
Sales and marketing	2,200	1,597	5,611	4,541
General and administrative	5,845	4,400	16,935	11,375
Total stock-based compensation	$10,105	$7,116	$28,434	$19,445
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$109	$102	$328	$484
Sales and marketing	30	33	90	179
Total amortization of intangible assets	$139	$135	$418	$663

(3) Operating costs and expenses for the three and nine months ended September 30, 2014 include a pre-tax charge of $4.9 million associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs. For additional details, refer to our Current Report on Form 8-K filed September 25, 2014.

(4) Prior period results have been adjusted to reflect the two-for-one stock split which was effected in the form of a stock dividend in December 2013.

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating income:
GAAP operating income	$3,575	$9,476	$10,989	$25,404
GAAP operating margins	4.2%	13.4%	4.5%	12.6%
Stock-based compensation	10,105	7,116	28,434	19,445
Depreciation and amortization	2,640	1,564	7,784	4,888
Wire transaction loss (1)	4,880	—	4,880	—
Contingent consideration adjustment (2)	—	60	—	180
Non-GAAP operating income	$21,200	$18,216	$52,087	$49,917
Non-GAAP operating margins	24.7%	25.7%	21.2%	24.7%
Net income:
GAAP net income	$161	$5,273	$642	$16,079
Stock-based compensation	10,105	7,116	28,434	19,445
Amortization	139	135	418	663
Wire transaction loss (1)	4,880	—	4,880	—
Contingent consideration adjustment (2)	—	60	—	180
Non-cash interest expense on convertible senior notes (3)	3,111	1,696	9,273	1,696
Tax impact on add-back items (4)	(7,294)	(3,603)	(17,202)	(8,794)
Adjusted non-GAAP net income	$11,102	$10,677	$26,445	$29,269
GAAP basic earnings per share (5)	$0.00	$0.10	$0.01	$0.32
GAAP diluted earnings per share (5)	$0.00	$0.10	$0.01	$0.30
Adjusted Non-GAAP basic earnings per share (5)	$0.21	$0.21	$0.50	$0.58
Adjusted Non-GAAP diluted earnings per share (5)	$0.20	$0.20	$0.48	$0.55

(1) Amount represents a pre-tax charge of $4.9 million associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs. We exclude this amount for the purposes of calculating non-GAAP operating income and adjusted non-GAAP net income. We believe that excluding this loss from our non-GAAP measures is useful to investors because it is not indicative of our continuing operations or meaningful when comparing current results to past results.

(2) Amount represents the effect of changes in fair value of contingent consideration liability.
(3) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the company and the debt issuance costs do not represent a cash outflow for the company except in the period the notes were issued; therefore both are not indicative of our continuing operations.
(4) Tax impact calculated using a 40% tax rate.
(5) Prior period results have been adjusted to reflect the two-for-one stock split which was effected in the form of a stock dividend in December 2013.
The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and nine months ended September 30, 2014 and 2013. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, and adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, adjustment to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$26,654	$22,328
Marketable securities	231,460	218,892
Accounts receivable, net of allowance for doubtful accounts of $1,311 and $1,055, respectively	50,898	45,534
Prepaid commission expense	3,325	3,615
Prepaid expenses and other current assets	15,347	13,511
Deferred income taxes	660	665
Total current assets	328,344	304,545
Restricted cash	5,118	5,118
Furniture, fixtures and equipment, net	39,763	41,229
Marketable securities, long-term	185,890	195,105
Goodwill	15,409	15,487
Intangible assets, net	484	904
Deferred income taxes, long-term	3,435	345
Other assets	8,880	10,620
Total assets	$587,323	$573,353
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,713	$7,524
Accrued payroll and other compensation	14,695	27,773
Accrued expenses and other	9,471	12,265
Deferred revenue	55,158	52,628
Total current liabilities	83,037	100,190
Noncurrent liabilities:
1.00% convertible senior notes, net	238,020	229,705
Deferred revenue, less current portion	1,126	1,430
Deferred tax liabilities	136	5,651
Other long-term liabilities	15,867	10,564
Total noncurrent liabilities	255,149	247,350
Total liabilities	338,186	347,540
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 and 100,000 shares authorized, 55,962 and 55,018 shares issued; 54,119 and 53,634 shares outstanding, respectively	560	550
Additional paid-in capital	289,962	248,336
Treasury stock, 1,843 and 1,384 shares, respectively	(44,899)	(26,414)
Accumulated other comprehensive loss	(668)	(199)
Retained earnings	4,182	3,540
Total stockholders' equity	249,137	225,813
Total liabilities and stockholders' equity	$587,323	$573,353

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$642	$16,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,784	4,888
Stock-based compensation	28,434	19,445
Amortization of discounts or premiums on marketable securities	4,147	1,762
Deferred income taxes	(8,501)	2,954
Amortization of debt issuance costs	958	258
Amortization of debt discount	8,315	1,483
Excess tax benefit associated with equity awards	(7,742)	(4,386)
Contingent consideration adjustment	—	180
Provision for doubtful accounts	441	657
Loss on fixed asset disposal	—	239
Changes in operating assets and liabilities:
Accounts receivable	(16,495)	1,640
Prepaid commission expense	834	(723)
Prepaid expenses and other current assets	(1,149)	(515)
Other assets	1,221	(1,933)
Accounts payable	1,437	920
Accrued payroll and other compensation	(4,612)	522
Accrued expenses and other	6,853	4,933
Deferred revenue	14,328	(286)
Other long-term liabilities	3,381	1,391
Net cash provided by operating activities	40,276	49,508
Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(13,900)	(18,864)
Purchase of available-for-sale securities	(199,425)	(239,383)
Proceeds from sale of available-for-sale securities	191,741	91,150
Net decrease (increase) in restricted cash	226	(3,749)
Net cash used in investing activities	(21,358)	(170,846)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,985	7,838
Proceeds from employee stock purchase plan	4,021	—
Excess tax benefit associated with equity awards	7,742	4,386
Payment of acquisition-related earn-out	(704)	(380)
Repayment of obligations under capital leases	(44)	(41)
Proceeds from issuance of convertible senior notes	—	287,500
Payment of costs associated with issuance of convertible senior notes	—	(8,144)
Acquisition of treasury stock	(28,443)	(10,748)
Repayment of notes payable	(85)	(48)
Net cash (used in) provided by financing activities	(14,528)	280,363
Effect of exchange rate changes on cash and cash equivalents	(64)	(63)
Net increase in cash and cash equivalents	4,326	158,962
Cash and cash equivalents - Beginning of period	22,328	32,683
Cash and cash equivalents - End of period	$26,654	$191,645

CONTACT:
Medidata Solutions
Investor Contact:
Hulus Alpay, 212.419.1025
halpay@mdsol.com
or
Media Contact:
Nicole Pariser, 212.659.1069
npariser@mdsol.com